Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
May 1, 2008	Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS FIRST QUARTER FINANCIAL RESULTS

Selected Highlights

•	Net income reported at $5.2 million, or $0.42 per diluted share
•	Adjusted EBITDA increases 66% to $13.5 million versus year-ago quarter
•	Backlog for Explosive Metalworking advances to all-time high $102.1 million

BOULDER, Colo. – May 1, 2007 – Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), a leading provider of explosion-welded clad metal plates, today reported financial results for its first quarter ended March 31, 2008.

Sales increased 76% to $58.4 million from $33.1 million in the first quarter last year.  This year’s first quarter sales results included a $15.2 million contribution from the recently acquired businesses of DYNAenergetics. Gross margin was 30.3% versus 32.8% in the comparable year-ago quarter.  The decline is partially attributable to lower gross margin at the company’s Explosive Metalworking division, where a higher proportion of sales was generated by the company’s European operations as a result of the acquisition of Germany-based DYNAenergetics. Gross margin at European explosive welding operations traditionally has been lower than in the United States.  Consolidated gross margin also was impacted by sales contributions from the company’s new Oilfield Products segment, which was part of the DYNAenergetics acquisition and historically has reported lower gross margins than the explosive welding business.

First quarter income from operations increased 25% to $9.4 million versus $7.5 million in the comparable year-ago quarter.  Net income increased 7% to $5.2 million, or $0.42 per diluted share, from $4.9 million, or $0.40 per diluted share, in the first quarter last year.

Adjusted EBITDA for the first quarter increased 66% to $13.5 million from $8.2 million in the first quarter last year.  Adjusted EBITDA is a non-GAAP (generally accepted accounting principal) financial measure used by management to measure operating performance.  See additional information about this measure at the end of this news release.

Explosive Metalworking

First quarter sales at the company’s Explosive Metalworking segment increased 64% to $51.6 million from $31.5 million in the first quarter last year.   The increase reflects a $10.7 million sales contribution from the explosive welding business of DYNAenergetics, as well as a $9.4 million increase in sales from DMC’s legacy explosion welding divisions.  Operating income increased 33% to $10.0 million from $7.5 million in last year’s first quarter.  Adjusted EBITDA increased 58% to $12.4 million from $7.8 million in the year-ago first quarter.

Order backlog at the end of the first quarter was a record $102.1 million, up from $100.0 million reported at the end of the last quarter and $67.9 million recorded at the end of last year’s first quarter.

AMK Welding

Sales at DMC’s AMK Welding segment increased 44% to $2.3 million from $1.6 million in the first quarter last year.  Operating income increased 141% to $637,000 from $264,000 reported in the comparable year-ago quarter.  Adjusted EBITDA advanced 130% to $745,000 from $324,000 in the same quarter last year.

Oilfield Products

First quarter sales at DMC’s new Oilfield Products segment were $4.5 million.  The segment recorded a loss from operations of $565,000.  The loss was attributable to $709,000 of amortization expense associated with purchased intangible assets and lower than expected first quarter sales.  First quarter adjusted EBITDA was $418,000.

Management Commentary

Yvon Cariou, president and CEO, said, “First quarter earnings were in-line with our expectations, and we achieved another period of solid quarter-over-quarter growth within our Explosive Welding and AMK Welding business segments.  Bookings activity during the quarter also was strong, which pushed the quarter-end order backlog at our Explosive Welding segment to another all-time high.

“The broad range of order opportunities being pursued by our explosion welding sales team reflects continued strength in our global end markets.  Worldwide demand for industrial capital equipment appears very healthy, and is, in fact, placing added pressure on the supply chain for specialized, high-quality carbon steel.  We are encouraged by the overall level of demand, although it is unclear what impact the unsettled nature of steel supplies and pricing might have on the near-term timing of customer orders or the arrival of metals at our production facilities.  We maintain healthy relationships with our suppliers, and are working to ensure that our material needs are met on the most timely basis possible.”

Rick Santa, senior vice president and chief financial officer, said management expects that prior 2008 full-year financial forecasts will be achieved, provided expected customer orders are received under anticipated timeframes and metal supplies are adequate to meet 2008 production goals.  Guidance provided in DMC’s 2007 year-end earnings release called for revenue growth of up to 60% versus 2007, and gross margin in the range of 32%.  Based upon current foreign exchange rates, it is now expected that full-year operating income will be impacted by approximately $7.7 million of amortization expense associated with the DYNAenergetics acquisition, while pre-tax income will be impacted by approximately $5.0 million of interest expense. Santa said that second quarter sales and earnings results are expected to be comparable to those of the first quarter, and added that the company’s financial performance during the second half of fiscal 2008 is expected to be significantly stronger than that of the first.

Conference call information

Management will hold a conference call to discuss first quarter results today at 5:00 p.m. Eastern (3:00 p.m. Mountain).  Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at 888-713-4205 (617-213-4862 for international callers) and entering the passcode 63402808.  Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 30 days and a telephonic replay will be available through May  3, 2008, by calling 888-286-8010 (617-801-6888 for international callers) and entering the passcode 68076308.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and the company’s ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers, and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’ ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About Dynamic Materials Corporation

Based in Boulder, Colorado, Dynamic Materials Corporation is a leading international metalworking company.  Its products, which are typically used in industrial capital projects, include explosion-welded clad metal plates and other metal fabrications for use in a variety of industries, including oil and gas, petrochemicals, alternative energy, hydrometallurgy, aluminum production, shipbuilding, power generation, industrial refrigeration and similar industries.  The Company operates three business segments: Explosive Metalworking, which uses proprietary explosive processes to fuse different metals and alloys; Oilfield Products, which manufactures, markets and sells specialized explosive components and systems used to perforate oil and gas wells; and AMK Welding, which utilizes various technologies to weld components for use in power-generation turbines, as well as commercial and military jet engines. For more information, visit the Company’s websites at http://www.dynamicmaterials.com and http://www.dynaenergetics.de.

Safe Harbor Language

Except for the historical information contained herein, this news release contains forward-looking statements, including our guidance for 2008 revenue, margins, income, expenses and tax rates, that involve risks and uncertainties.  These risks and uncertainties include, but are not limited to, the following: our ability to realize sales from our backlog; our ability to successfully integrate and operate the recently-acquired DYNAenergetics businesses; our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipments; fluctuations in customer demand; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timely receipt of government approvals and permits; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended December 31, 2007.

###

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

(Dollars in Thousands, Except Share Data)

(unaudited)

	Three months ended
	March 31,
	2008	2007
NET SALES	$58,393	$33,094
COST OF PRODUCTS SOLD	40,682	22,243
Gross profit	17,711	10,851
COSTS AND EXPENSES:
General and administrative expenses	3,119	1,662
Selling expenses	2,841	1,647
Amortization expense of purchased intangible assets	2,361	—
Total costs and expenses	8,321	3,309
INCOME FROM OPERATIONS	9,390	7,542
OTHER INCOME (EXPENSE):
Other expense	(149)	(7)
Interest expense	(1,279)	—
Interest income	239	188
Equity in earnings of joint ventures	16	—
INCOME BEFORE INCOME TAXES	8,217	7,723
INCOME TAX PROVISION	2,972	2,841
NET INCOME	$5,245	$4,882
INCOME PER SHARE:
Basic	$0.42	$0.41
Diluted	$0.42	$0.40
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	12,377,019	12,009,577
Diluted	12,557,068	12,222,601

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
Cash and cash equivalents	$17,610	$9,045
Restricted cash	—	371
Accounts receivable, net	35,341	39,833
Inventories	44,293	41,628
Other current assets	4,515	3,853

Total current assets	101,759	94,730

Property, plant and equipment, net	37,735	35,446
Goodwill, net	49,620	45,862
Purchased intangible assets, net	63,925	61,914
Other long-term assets	3,176	2,947

Total assets	$256,215	$240,899

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$19,703	$22,590
Accrued income taxes	3,286	1,212
Other current liabilities	16,165	19,394
Lines of credit - current	7,265	7,587
Current portion of long-term debt	8,293	8,035

Total current liabilities	54,712	58,818

Lines of credit	4,741	—
Long-term debt	62,778	61,530
Deferred tax liabilities	21,046	20,604
Other long-term liabilities	1,682	1,668
Stockholders’ equity	111,256	98,279

Total liabilities and stockholders’ equity	$256,215	$240,899

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

(Dollars in Thousands)

(unaudited)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,245	$4,882
Adjustments to reconcile net income to net cash provided by operating activities - Depreciation and amortization	3,474	395
Amortization of capitalized debt issuance costs	60	—
Stock-based compensation	664	224
Provision for deferred income taxes	(1,174)	(46)
Equity in earnings of joint ventures	(16)	—
Change in working capital, net	(1,004)	(622)

Net cash provided by operating activities	7,249	4,833

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(2,361)	(3,257)
Change in other non-current assets	15	—

Net cash used in investing activities	(2,346)	(3,257)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on lines of credit, net	3,665	—
Payments on long-term debt	(265)	—
Payments on capital lease obligations	(105)	—
Payment of deferred debt issuance costs	(125)	—
Net proceeds from issuance of common stock	93	278
Other cash flows from financing activities	16	5

Net cash provided by financing activities	3,279	283

EFFECTS OF EXCHANGE RATES ON CASH	383	34

NET INCREASE IN CASH AND CASH EQUIVALENTS	8,565	1,893

CASH AND CASH EQUIVALENTS, beginning of the period	9,045	17,886

CASH AND CASH EQUIVALENTS, end of the period	$17,610	$19,779

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	Three months ended
	March 31,
	2008	2007
	(unaudited)

Explosive Metalworking Group	$51,644	$31,495
Oilfield Products	4,450	—
AMK Welding	2,299	1,599

Net sales	$58,393	$33,094

Explosive Metalworking Group	$9,982	$7,502
Oilfield Products	(565)	—
AMK Welding	637	264
Unallocated Expenses	(664)	(224)

Income (loss) from operations	$9,390	$7,542

	For the three months ended March 31, 2008
	Explosive
	Metalworking	Oilfield	AMK	Unallocated
	Group	Products	Welding	Expenses	Total
	(unaudited)

Income (loss) from operations	$9,982	$(565)	$637	$(664)	$9,390
Adjustments:
Stock-based compensation	—	—	—	664	664
Depreciation	731	274	108	—	1,113
Amortization of purchased intangibles	1,652	709	—	—	2,361

Adjusted EBITDA	$12,365	$418	$745	$—	$13,528

	For the three months ended March 31, 2007
	Explosive
	Metalworking	AMK	Unallocated
	Group	Welding	Expenses	Total
	(unaudited)

Income (loss) from operations	$7,502	$264	$(224)	$7,542
Adjustments:
Stock-based compensation	—	—	224	224
Depreciation	335	60	—	395

Adjusted EBITDA	$7,837	$324	$—	$8,161

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

	Three months ended
	March 31,
	2008	2007
	(unaudited)

Net income	$5,245	$4,882
Other expense	149	7
Interest expense	1,279	—
Interest income	(239)	(188)
Equity in earnings of joint ventures	(16)	—
Provision for income taxes	2,972	2,841
Depreciation	1,113	395
Amortization of purchased intangible assets	2,361	—

EBITDA	12,864	7,937
Stock-based compensation	664	224

Adjusted EBITDA	$13,528	$8,161